EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR FISCAL YEAR & FOURTH QUARTER OF 2003

Rosemont, IL – January 27, 2004 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the year ended December 31, 2003 of $18.7 million, or $1.61 per diluted common share, compared to a net loss of $41.4 million during 2002, or ($6.12) per diluted common share. The net loss reported in 2002 was the result of a charge of $61.9 million in connection with the settlement of litigation associated with the Company’s acquisition of the Bank in 1997. Without the net $61.9 million litigation settlement charge, the Company would have recorded net income of $20.5 million, or $2.32 per diluted common share, in 2002.

Net income was lower in 2003 than the comparable period in 2002, exclusive of the litigation settlement charge. Reduced earnings in 2003 were primarily a result of decreased net interest income and noninterest income. The decline in diluted earnings per share was also a result of an increase in the number of common shares outstanding. In October 2002, the Company issued 2,587,500 additional shares in an initial public offering.

Net income for the fourth quarter of 2003 was $2.5 million, or $0.17 per diluted common share, as compared to $3.9 million, or $0.35 per diluted common share in the fourth quarter of 2002. As anticipated, the fourth quarter of 2003 included a $3.5 million pretax charge related to the abandonment of a leased facility.

“Net interest margin compression has continued to work against the positive impact of our growth in earning assets. Commercial loans, our core strategic assets, increased 15% as our business banking relationship managers continued to add new core customers. The Bank’s focused commercial banking strategy produced commercial loan growth that more than offset the run-off of indirect consumer and mortgage-related loans, products we chose to de-emphasize,” said Jeffrey W. Taylor, Chairman of Taylor Capital Group and Cole Taylor Bank.”

Net Interest Income

During 2003, net interest income was $96.7 million compared to $101.3 million during 2002, a decrease of $4.6 million, or 4.5%. Net interest income declined despite an increase in earning assets because of compression in the net interest margin. The tax equivalent net interest margin during 2003 was 4.01% compared to 4.44% in 2002. The continued low interest rate environment has had a negative impact on the Company’s net interest margin. The volume of the Company’s interest-earning assets that have repriced lower has exceeded the volume of the Company’s interest-bearing liabilities that have repriced. In addition, the amount by which the asset yield declined was greater than the rate decrease on the liabilities. The $45.0 million of 9.75% junior subordinated debentures issued by the Company in October 2002 also negatively impacted the 2003 tax equivalent net interest margin by approximately 17 basis points as compared to 2002. The decline in net interest margin was partly offset by an increase in average earning assets of $127 million, or 5.5%, during 2003. Most of the increase in interest-earning assets was a result of higher average commercial loan balances.

“We believe national and local economic conditions have improved over the last quarter and that the financial wherewithal of our borrowing customers will expand with the economic rebound,” said Bruce W. Taylor, President of Cole Taylor Bank.

During the fourth quarter of 2003, net interest income was $23.5 million, which was $1.5 million, or 5.8%, lower than during the fourth quarter of 2002. The tax equivalent net interest margin for the fourth quarter of 2003 was 3.89% compared to 4.27% in the fourth quarter of 2002. Average earning assets during the period were $2.44 billion, compared to $2.36 billion in the prior year quarter, an increase of 3.4%.

The provision for loan losses was $9.2 million for the year ended December 31, 2003 as compared to $9.9 million during 2002. The provision for loan losses was $2.7 million during the fourth quarter of 2003 compared to $2.5 million during the same quarter of 2002. The Company’s ratio of the allowance for loan losses to total loans was 1.75% at December 31, 2003 compared to 1.81% at December 31, 2002. Net charge offs totaled $9.0 million, or 0.47% of average total loans, for the year ended December 31, 2003, an increase of $2.0 million over net charge offs of $6.9 million, or 0.39%, in 2002. The Company’s allowance for loan losses to nonperforming loans was 150.79% at December 31, 2003, compared to 186.62% at December 31, 2002. Total nonperforming loans were $22.8 million at

December 31, 2003, an increase of $4.5 million over nonperforming loans of $18.3 million at December 31, 2002.

Noninterest Income:

Noninterest income for the year ended December 31, 2003 was $19.0 million, a decrease of $2.9 million, or 13.4%, compared to noninterest income of $22.0 million for 2002. Noninterest income during 2002 included a $2.1 million gain recorded on the sale of investment securities. Reduced trust and mortgage banking fees, as a result of the Company’s exit from certain fiduciary trust and mortgage banking lines of business in late 2002, also contributed to the lower level of noninterest income.

During the fourth quarter of 2003, noninterest income was $4.9 million, an increase of $413,000, or 9.1%, compared to the $4.5 million of noninterest income during the fourth quarter of 2002.

Noninterest Expense:

Noninterest expense for the year ended December 31, 2003 was $79.2 million, a decrease of $63.9 million when compared to $143.2 million of expense in 2002. The Company recorded a $61.9 million charge in 2002 in connection with the settlement of litigation concerning the acquisition of the Bank in 1997. Excluding the litigation settlement charge in 2002, noninterest expense for 2003 would have decreased $2.0 million, or 2.5%, as compared to 2002.

Lower net legal fees and salaries and benefits expense contributed to the decrease in noninterest expense in 2003. The decline in net legal fees of $3.2 million in 2003 was primarily due to the receipt in the first quarter of 2003 of a $2.1 million insurance reimbursement of legal fees associated with the litigation against the Company that was settled in October 2002. The decline in salaries and benefits of $2.7 million was due to lower incentive compensation and less severance recognized in 2003 than in 2002. These declines in noninterest expense were partially offset by a $3.5 million charge related to the abandonment of a leased facility. During the fourth quarter of 2003, the Company completed the transition of its corporate, operational and administrative departments into a centrally located corporate center. In addition, corporate insurance costs increased $1.4 million in 2003 as a result of market-driven forces and becoming a public-traded company.

During the fourth quarter of 2003, noninterest expense was $22.5 million, an increase of $1.5 million, or 7.2%, as compared to the $21.0 million of expense during the fourth quarter of 2002. The increase in the quarterly comparison was primarily due to the $3.5 million charge related to the abandonment of a leased facility, partially offset by a $1.4 million decrease in compensation expense.

Income tax expense was $8.6 million for the year ended December 31, 2003, resulting in an effective tax rate of 31%. For 2002, income tax expense was $11.7 million. Despite a net loss in 2002, the Company recorded income tax expense primarily because it did not recognize any income tax benefit for financial reporting purposes with respect to the litigation settlement charge. The effective tax rate in 2003 was impacted by the recognition of a $1.0 million income tax benefit relating to a prior year’s expenses unrelated to the litigation settlement.

Balance Sheet:

Total assets of the Company were $2.60 billion at December 31, 2003, compared to $2.54 billion at December 31, 2002. At December 31, 2003, total loans were $1.96 billion, total deposits were $2.01 billion, and stockholders’ equity was $176.5 million. In comparison, at December 31, 2002, total loans were $1.88 billion, total deposits were $1.96 billion, and stockholders’ equity was $168.7 million.

Taylor Capital Group, Inc. is a bank holding company headquartered in Rosemont, Illinois, a suburb of Chicago. The Company derives virtually all of its revenue from its subsidiary, Cole Taylor Bank, which presently operates 10 banking centers throughout the Chicago metropolitan area.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2004 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if historically low interest rates continue or if interest rates fluctuate as well as the effect of any imbalances in the interest rate sensitivities of our assets and liabilities; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb potential losses in our loan portfolio; possible volatility in loan charge-offs and recoveries from quarter to quarter; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; the risks associated with our reliance on third party professionals who provide certain financial services to our customers; changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in our December 31, 2002 Annual Report on Form 10-K under the caption “Risk Factors”.

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Contact:

For Taylor Capital Group, Inc.

Heidi Hookstadt (847-653-7555)

Taylor Capital Group, Inc.

Summary of Selected Quarterly Financial Data

Dollars in Thousands

Unaudited

	Year-to-Date December 31,		2003				2002
			Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2003	2002
Condensed Income Data:
Interest income	$136,884	$146,015	$32,648	$34,576	$34,873	$34,787	$35,942
Interest expense	40,154	44,680	9,123	9,856	10,567	10,608	10,957

Net interest income	96,730	101,335	23,525	24,720	24,306	24,179	24,985
Provision for loan losses	9,233	9,900	2,700	2,700	1,533	2,300	2,475

Net interest income after provision for loan losses	87,497	91,435	20,825	22,020	22,773	21,879	22,510
Noninterest income:
Service charges	12,336	12,206	2,924	3,129	3,135	3,148	3,032
Trust and investment mgmt. fees	4,852	5,267	1,350	1,319	1,120	1,063	985
Gain on sale of investments	—	2,076	—	—	—	—	—
Other	1,853	2,430	665	142	722	324	509

Total noninterest income	19,041	21,979	4,939	4,590	4,977	4,535	4,526
Noninterest expense:
Salaries and employee benefits	41,066	43,780	9,424	10,205	10,598	10,839	10,864
Occupancy, furniture and equipment	10,660	9,957	2,925	2,807	2,538	2,390	2,395
Lease abandonment charge	3,534	—	3,534	—	—	—	—
Legal fees, net	943	4,098	651	569	739	(1,016)	1,085
Intangible asset amortization	370	366	81	96	97	96	95
Litigation settlement charge	—	61,900	—	—	—	—	—
Other	22,650	23,053	5,930	5,328	5,251	6,141	6,583

Total noninterest expense	79,223	143,154	22,545	19,005	19,223	18,450	21,022

Income (loss) before income taxes	27,315	(29,740)	3,219	7,605	8,527	7,964	6,014
Income tax expense	8,568	11,675	728	2,013	2,988	2,839	2,099

Net income (loss)	$18,747	$(41,415)	$2,491	$5,592	$5,539	$5,125	$3,915

Preferred dividend requirement	(3,443)	(3,442)	(860)	(861)	(861)	(861)	(861)

Net income (loss) available to common stockholders	$15,304	$(44,857)	$1,631	$4,731	$4,678	$4,264	$3,055

Pro Forma Net Income:
Net income (loss)—as stated	$18,747	$(41,415)	$2,491	$5,592	$5,539	$5,125	$3,915
Add back:
Litigation settlement charge	—	61,900	—	—	—	—	—

Net income—pro forma	$18,747	$20,485	$2,491	$5,592	$5,539	$5,125	$3,915

Preferred dividend requirement	(3,443)	(3,442)	(860)	(861)	(861)	(861)	(861)

Net income available to common stockholders—pro forma	$15,304	$17,043	$1,631	$4,731	$4,678	$4,264	$3,055

Per Share Data (1):
Net income (loss) per common share:
Basic	$1.62	$(6.12)	$0.17	$0.50	$0.50	$0.45	$0.35
Diluted	1.61	(6.12)	0.17	0.50	0.49	0.45	0.35
Pro forma net income per common share (2):
Basic	1.62	2.33	0.17	0.50	0.50	0.45	0.35
Diluted	1.61	2.32	0.17	0.50	0.49	0.45	0.35
Cash dividends per common share	0.24	0.24	0.06	0.06	0.06	0.06	0.06
Book value per common share	14.57	13.87	14.57	14.77	14.53	13.96	13.87
Dividend payout ratio	14.91%	-3.92%	35.29%	12.00%	12.24%	13.33%	17.14%
Weighted average shares-basic	9,449,336	7,323,979	9,470,030	9,454,466	9,444,997	9,427,324	8,787,362
Weighted average shares-diluted	9,528,785	7,323,979	9,595,062	9,545,388	9,511,164	9,456,501	8,799,888
Shares outstanding-end of period	9,486,724	9,410,660	9,486,724	9,457,811	9,450,006	9,438,769	9,410,660
Average Balance Sheet Data (3):
Total assets	$2,566,684	$2,442,266	$2,557,358	$2,589,018	$2,593,573	$2,526,200	$2,489,416
Investments	504,272	497,167	494,017	509,420	516,462	497,169	484,647
Cash equivalents	43,248	21,743	43,424	62,522	39,770	26,881	16,763
Loans	1,898,604	1,800,544	1,904,430	1,898,504	1,913,540	1,877,768	1,860,514
Total interest-earning assets	2,446,124	2,319,454	2,441,871	2,470,446	2,469,772	2,401,818	2,361,925
Interest-bearing deposits	1,583,101	1,502,907	1,549,526	1,612,321	1,602,938	1,567,494	1,510,737
Borrowings	333,287	351,564	316,284	316,304	365,835	335,120	330,067
Trust preferred securities	45,000	8,877	45,000	45,000	45,000	45,000	35,217
Total interest-bearing liabilities	1,961,388	1,863,348	1,910,810	1,973,625	2,013,773	1,947,614	1,876,021
Noninterest-bearing deposits	394,511	372,387	430,027	405,001	368,073	374,213	409,897
Total stockholders' equity	172,615	157,545	177,105	171,442	172,324	169,520	157,310

Taylor Capital Group, Inc.

Summary of Selected Quarterly Financial Data

Dollars in Thousands

Unaudited

	Year-to Date December 31,		2003				2002
			Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2003	2002
Performance Ratios (annualized):
Return on average assets	0.73%	-1.70%	0.39%	0.86%	0.85%	0.81%	0.63%
Return on average equity	10.86%	-26.29%	5.63%	13.05%	12.86%	12.09%	9.95%
Pro forma return on average assets (2)	0.73%	0.84%	0.39%	0.86%	0.85%	0.81%	0.63%
Pro forma return on average equity (2)	10.86%	13.00%	5.63%	13.05%	12.86%	12.09%	9.95%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$96,730	$101,335	$23,525	$24,720	$24,306	$24,179	$24,985
Add: Tax equivalent adjust.-investment (4)	1,263	1,525	304	312	321	326	354
Tax equivalent adjust.-loans (4)	181	190	50	43	44	44	46

Tax equivalent net interest income	$98,174	$103,050	$23,879	$25,075	$24,671	$24,549	$25,385

Net interest margin without tax adjust.	3.95%	4.37%	3.83%	3.98%	3.94%	4.07%	4.21%
Net interest margin—tax equivalent (4)	4.01%	4.44%	3.89%	4.04%	4.00%	4.13%	4.27%
Yield on earning assets without tax adjust.	5.60%	6.30%	5.31%	5.56%	5.66%	5.85%	6.05%
Yield on earning assets—tax equivalent (4)	5.66%	6.37%	5.37%	5.62%	5.72%	5.91%	6.12%
Yield on interest-bearing liabilities	2.05%	2.40%	1.89%	1.98%	2.10%	2.21%	2.32%
Net interest spread—without tax adjust.	3.55%	3.90%	3.42%	3.58%	3.56%	3.65%	3.73%
Net interest spread—tax equivalent (4)	3.61%	3.97%	3.48%	3.64%	3.62%	3.70%	3.80%
Average interest-earning assets to average interest-bearing liabilities	124.71%	124.48%	127.79%	125.17%	122.64%	123.32%	125.90%

	Dec. 31, 2003	Dec. 31, 2002		Sept. 30, 2003	June 30, 2003	Mar. 31, 2003
Condensed Balance Sheet Data:
Total assets	$2,603,656	$2,535,461		$2,595,035	$2,639,566	$2,572,181
Investment securities	488,302	501,606		498,074	497,166	544,527
Total loans	1,962,008	1,879,474		1,890,783	1,905,862	1,884,744
Allowance for loan losses	34,356	34,073		34,502	36,157	35,697
Goodwill	23,354	23,354		23,354	23,354	23,354
Total deposits	2,013,084	1,963,749		2,025,449	2,046,576	1,954,946
Short-term borrowings	219,108	215,360		198,645	226,634	255,778
Notes payable and FHLB advances	110,500	110,500		110,500	110,500	110,500
Trust preferred securities	45,000	45,000		45,000	45,000	45,000
Preferred stock	38,250	38,250		38,250	38,250	38,250
Common stockholders’ equity	138,235	130,487		139,739	137,267	131,722
Total stockholders’ equity	176,485	168,737		177,989	175,517	169,972

Asset Quality Ratios:
Nonperforming loans	$22,784	$18,258		$19,404	$17,519	$15,850
Nonperforming assets	22,948	18,883		20,322	19,101	16,452
Allowance for loan losses to total loans	1.75%	1.81%		1.82%	1.90%	1.89%
Allowance for loan losses to nonperforming loans	150.79%	186.62%		177.81%	206.39%	225.22%
Net charge-offs to average total loans (5)	0.47%	0.39%		0.43%	0.18%	0.14%
Nonperforming assets to total loans plus repossessed property	1.17%	1.00%		1.07%	1.00%	0.87%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	6.78%	6.66%		6.86%	6.65%	6.61%
Average stockholders’ equity to average assets (6)	6.73%	6.45%		6.66%	6.68%	6.71%

Footnotes:

(1)	All share and per share data has been restated for a three-for-two stock split that was effected as a dividend to stockholders of record as of October 2, 2002.
(2)	Excludes litigation settlement charge.
(3)	Average balances are daily averages.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.